Exhibit 99.1

CONTINENTAL BUILDING PRODUCTS REPORTS SECOND QUARTER 2014 RESULTS

Herndon, Virginia, August 11, 2014. Continental Building Products, Inc. (NYSE: CBPX), a leading manufacturer of gypsum wallboard and complementary finishing products, announced today results for the second quarter ended June 30, 2014.

Highlights of Second Quarter 2014 (Successor) as Compared to Second Quarter 2013 (Predecessor)

•	Net sales increase 3.2% to $102.9 million

•	Net cash provided by operating activities improves 81.3% to $28.2 million

•	Wallboard average mill net price increases 4.1% to $155.76 per thousand square feet (MSF)

•	Adjusted EBITDA[1] at $26.7million, compared to $27.4 million a year ago

•	Operating income[2] of $12.8 million, compared to $17.2 million in the prior year

•	During the quarter, reduced long-term indebtedness by $24.5 million; reduced interest rate margin spread on long-term debt by 50 basis points

“During the second quarter we continued to grow our net sales, generate significant cash flow and strengthen our balance sheet” stated Ike Preston, Continental’s CEO. “Excluding the impact of higher freight costs, our average mill net pricing remained firm compared to the first quarter 2014, as expected. Our overall modest wallboard demand was supported by higher shipments in our U.S. operations that grew 3.1% compared to a year ago. During the quarter we maintained our focus on enhancing our future profitability and cash flow. To that end, we converted all of our adjusted EBITDA into free cash flow, which we used to reduce our long-term debt, strengthening our financial postion and lowering our interest expense. As we look to the remainder of 2014, we remain confident in our ability to maintain disciplined cost control and generate additional cash flow as demand improves.”

Second Quarter 2014 (Successor) vs. Second Quarter 2013 (Predecessor)

Net sales for the second quarter of 2014 totaled $102.9 million, up 3.2%, compared to $99.7 million in the second quarter of 2013. The increase in sales was primarily driven by a 4.1% increase in the average mill net price3 to $155.76 per MSF from $149.56 per MSF in the prior year quarter, partially offset by unfavorable foreign exchange rates. Wallboard volumes rose slightly to 525 million square feet (MMSF) compared to 523 MMSF in the prior year quarter, with a 3.1% increase in U.S. volumes mostly offset by lower volumes in Canada.

The comparison of Successor current quarter gross profit to prior year Predecessor gross profit was significantly impacted by purchase accounting from our acquisition by Lone Star. Gross profit was $20.9 million, down compared to $25.7 million in the prior year quarter, primarily as a result of $7.8 million in higher depreciation and amortization costs from the acquisition.

[1]	See the financial schedules at the end of this press release for a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to operating income.
[2]	Operating income for the second quarter 2014 includes $7.8 million higher depreciation and amortization than second quarter 2013 due to purchase accounting from the August 30, 2013 acquisition which is described below.
[3]	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Selling and administrative (SG&A) expense was $8.1 million in the second quarter of 2014, a decrease of 4.7% from $8.5 million in the prior year quarter, due to the elimination of pension and other costs under the Predecessor that were partially offset by higher operating costs as a stand-alone public company. Services performed by Lafarge North America, which resulted in allocated SG&A costs in the prior year, are now performed in-house or through a transition services agreement with Lafarge North America. In the current quarter, all of these costs were captured in direct SG&A.

Operating income was $12.8 million in the second quarter of 2014, down $4.4 million from $17.2 million in the prior year quarter, largely attributable to the impact of higher depreciation and amortization resulting from the Lone Star acquisition.

Interest expense was $5.4 million in the second quarter of 2014, up $5.3 million from $0.1 million in the prior year, reflecting an increase in long-term debt resulting from the Lone Star acquisition. In May 2014, the Company’s interest rate margin spread on long-term debt under its first lien credit agreement was reduced by 50 basis points as a result of the Company achieving a lower leverage ratio at March 31, 2014, under the Company’s first lien credit agreement.

Net income was $4.7 million for the second quarter of 2014, or $0.11 per diluted share, compared to net income of $16.7 million in the prior year quarter.

EBITDA4 was $26.7 million for the second quarter of 2014 compared to $23.5 million for the prior year quarter and Adjusted EBITDA was $26.7 million compared to $27.4 million in the prior year quarter. Adjustments to EBITDA relate only to the 2013 period and were for costs that have been eliminated, primarily the termination of defined benefit plans. The slight decrease in Adjusted EBITDA from the prior year quarter resulted from higher energy and freight costs, along with additional costs to operate as a standalone public company, which offset higher revenues.

On June 30, 2014, the Company had cash of $7.0 million and total debt outstanding of $398.8 million. In the second quarter of 2014, the Company generated operating cash flow of $28.2 million and incurred $1.6 million of capital expenditures. In the second quarter of 2014, the Company used cash on hand for the repayment of $24.5 million of long-term debt.

Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Monday, August 11, 2014 at 5:00 p.m. Eastern time to review second quarter results and discuss recent events. The live webcast will be available on the Investor Relations section of the Company’s website at www.continental-bp.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through September 11, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13587183.

About Continental Building Products

Continental Building Products is a leading North American manufacturer of gypsum wallboard, joint compound and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets primarily in the eastern United States and eastern Canada. For additional information, visit www.continental-bp.com.

[4]	See the financial schedules at the end of this press release for a reconciliation of EBITDA, a non-GAAP financial measure, to operating income.

On August 30, 2013, an affiliate of the Company’s controlling stockholder acquired substantially all of the assets of the gypsum business that was part of Lafarge North America Inc. (Lafarge) for a purchase price of approximately $703 million. The financial statements presented for periods prior to August 30, 2013, or the Predecessor statements, are derived from Lafarge’s consolidated financial statements and accounting records of its gypsum division. Continental, which was formed on July 26, 2013, had no operating results prior to its acquisition of the Lafarge gypsum division. The financial statements after August 30, 2013, or the Successor statements, reflect the net assets acquired at fair value and also include additional indebtedness arising from the acquisition. As a result, the Successor statements and Predecessor statements are not readily comparable.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal year 2013 filed on March 27, 2014, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

703 480-3980

Investorrelations@continental-bp.com

Continental Building Products, Inc.

Consolidated (Successor) / Combined (Predecessor) Statements of Operations

(dollars in thousands except shares and per share data)

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net Sales	$102,915	$99,679	$189,888	$183,129
Costs, expenses and other income:
Cost of goods sold	82,025	73,991	155,221	139,148
Selling and administrative:
Direct	8,088	6,612	15,584	13,056
Allocated from Lafarge	—	1,874	—	3,770

Total selling and administrative	8,088	8,486	15,584	16,826

Total costs and operating expenses	90,113	82,477	170,805	155,974

Operating income	12,802	17,202	19,083	27,155
Other (expense) income, net	(144)	(344)	(5,330)	(367)
Interest expense, net	(5,397)	(69)	(19,573)	(131)

Income (loss) before earnings (losses) on equity method investment and income tax	7,261	16,789	(5,820)	26,657
Earnings (losses) from equity method investment	(237)	38	(237)	(55)

Income (loss) before income tax benefit	7,024	16,827	(6,057)	26,602
Income tax (expense) benefit	(2,357)	(151)	2,101	(129)

Net income (loss)	4,667	16,676	(3,956)	26,473

Net earnings (loss) per share:
Basic	$0.11		$(0.09)
Diluted	$0.11		$(0.09)
Weighted average shares outstanding:
Basic	44,069,000		41,794,000
Diluted	44,081,253		41,794,000

Other Financial and Operating Data:
EBITDA (1)	$26,732	$23,450	$46,896	$39,645
Adjusted EBITDA (1)	$26,732	$27,407	$46,896	$47,580
Adjusted EPS – diluted (1)	$0.11	na	$0.10	na
Capital expenditures	$1,587	$803	$2,871	$1,528
Wallboard sales volume (million ft2)	525	523	963	961
Mill net sales price (2)	$155.76	$149.56	$156.47	$148.38

(1)	EBITDA, Adjusted EBITDA, and Adjusted EPS are non-GAAP measures. See “Reconciliation of Non-GAAP Measures“below for how we calculate and define EBITDA and Adjusted EBITDA as non-GAAP measures, reconciliations thereof to operating income and net income, the most directly comparable GAAP measure, and a description as to why important.
(2)	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Continental Building Products, Inc.

Consolidated Balance Sheets

(dollars in thousands except share data)

	As of June 30, 2014 (unaudited)	As of December 31, 2013
Assets
Cash	$7,038	$11,822
Receivables, net	35,867	32,328
Inventories	36,594	28,120
Prepaid and other current assets	5,642	4,523
Deferred taxes, current	10,294	2,137

Total current assets	95,435	78,930
Property, plant and equipment, net	367,713	383,625
Customer relationships and other intangibles, net	117,713	126,126
Goodwill	119,945	119,945
Equity method investment	11,223	—
Financial interest in Seven Hills	—	13,000
Debt issuance costs	9,748	17,800
Deferred taxes, non-current	86	950

Total Assets	$721,863	$740,376

Liabilities and Equity
Accounts payable	25,923	$28,126
Accrued and other liabilities	7,128	11,325
Notes payable, current portion	4,150	4,150

Total current liabilities	37,201	43,601
Other long-term liabilities	5,705	—
Notes payable, non-current portion	394,601	559,924

Total liabilities	437,507	603,525

Equity
Common stock	44	32
Additional paid-in capital	286,525	134,968
Accumulated other comprehensive income (loss)	(362)	(254)
Accumulated earnings (deficit)	(1,851)	2,105

Total equity	284,356	136,851

Total liabilities and equity	$721,863	$740,376

Continental Building Products, Inc.

Consolidated (Successor) / Combined (Predecessor) Statements of Cash Flows

(dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Cash flows from operating activities:
Net income (loss)	$(3,956)	$26,473
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,813	12,490
Amortization of debt issuance costs and debt discount	7,996	—
Loss (gain) on disposal of property, plant and equipment	—	(33)
Loss from equity method investment	237	55
Share based compensation	215	—
Deferred taxes	(1,842)	136
Change in assets and liabilities:
Receivables	(3,540)	(14,456)
Inventories	(8,485)	(4,187)
Prepaid expenses and other current assets	686	(1,902)
Other long-term assets	—	(2)
Accounts payable	(2,885)	(438)
Accrued and other liabilities	(4,193)	(2,803)
Other long term liabilities	255	(98)

Net cash provided by operating activities	12,301	15,235
Cash flows from investing activities:
Capital expenditures	(2,871)	(1,528)
Distributions from equity method investment	1,540	411

Net cash used in investing activities	(1,331)	(1,117)
Cash flows from financing activities:
Capital contribution (distribution) from (to) Lafarge NA, net	—	(14,118)
Net proceeds from issuance of common stock	151,354	—
Principal payments for First Lien Credit Agreement	(12,075)	—
Repayment of Second Lien Credit Agreement	(155,000)	—
Proceeds from revolving credit facility, net	—	—

Net cash used in financing activities	(15,721)	(14,118)

Effect of foreign exchange rates on cash and cash equivalents	(33)	—
Net change in cash and cash equivalents	(4,784)	—
Cash, beginning of period	11,822	—

Cash, end of period	$7,038	$—

Reconciliation of GAAP Measures to Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). We have presented EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share as supplemental performance measures because we believe that they facilitate a comparative assessment of our operating performance relative to our performance based on our results under GAAP while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that we believe do not reflect our operations and underlying operational performance. Management also believes that EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share are useful to investors because they present a better reflection of our performance as an independent company following the acquisition and allows investors to view our business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods.

EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share in the same manner as we do. EBITDA, Adjusted EBITDA, and Adjusted Diluted Earnings (Loss) Per Share are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to operating income determined in accordance with GAAP or any other financial statement data presented as indicators of financial performance or liquidity, each as calculated and presented in accordance with GAAP.

The following is a reconciliation of operating income to EBITDA and adjusted EBITDA and of Diluted Earnings (Loss) Per Share to Adjusted Diluted Earnings (Loss) Per Share:

Continental Building Products, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

(dollars in thousands, except per share amounts)

(Unaudited)

		Successor	Predecessor	Successor	Predecessor
		Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Operating Income – GAAP Measure		$12,802	$17,202	$19,083	$27,155
Depreciation and amortization		13,930	6,248	27,813	12,490

EBITDA – Non-GAAP Measure		26,732	23,450	46,896	39,645
Pension and post-retiree costs retained by Lafarge	(a)	—	2,817	—	5,675
Master Brand Agreement	(b)	—	1,140	—	2,260

Adjusted EBITDA – Non-GAAP Measure		$26,732	$27,407	$46,896	$47,580

		Successor
		Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Net income (loss) – GAAP Measure		$4,667	$(3,956)
Termination fee for advisory agreement, after tax	(c)	—	1,318
Call premium for Second Lien Credit Agreement, after tax	(d)	—	2,044

Expense of original issue discount and deferred financing fees for debt repayment, after tax	(e)	—	4,570

Adjusted Net Income (Loss) – non-GAAP measure		$4,667	$3,976

		Successor
		Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Earnings (Loss) Per Share, fully diluted – GAAP Measure		$0.11	$(0.09)

Termination fee for advisory agreement	(c)		0.03
Call premium for Second Lien Credit Agreement	(d)		0.05

Expense of original issue discount and deferred financing fees for debt repayment	(e)		0.11

Adjusted Earnings (Loss) Per Share, fully diluted – non-GAAP measure		$0.11	$0.10

(a)	Lafarge retained the pension and post-retiree liabilities related to its gypsum division and no new plans have been established by Continental. The adjustment represents pension and post-retiree benefit costs allocated to the Predecessor.
(b)	Adjusts for the amounts paid to Lafarge under the master brand agreements by Lafarge that were discontinued after the Acquisition.
(c)	Adjusts for the payment of a termination fee for an asset advisory agreement with an affiliate of Lone Star for $2.0 million.
(d)	Adjusts for the call premium that was expensed as part of the early retirement of our entire Second Lien Credit Agreement.
(e)	Adjusts for the remaining original issue discount and deferred financing fees that were expensed as part of the early retirement of our Second Lien Credit Agreement.

Interim Volumes and Mill Net Prices

(unaudited)

	Predecessor			Successor
	Three Months Ended March 31, 2013	Three Months Ended June 30, 2013	July 1, 2013 to August 30, 2013	July 26, 2013 to September 30, 2013	Three Months Ended December 31, 2013	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014
Volumes (million square feet)	438	523	373	195	632	438	525
Mill net Price per MSF – Total	$146.97	$149.56	$145.43	$144.06	$143.04	$157.32	$155.76
Mill net Price per MSF – U.S. only	$149.63	$152.34	$147.50	$146.10	$144.23	$160.83	$159.18